Exhibit 10.2

NEGOTIABLE PROMISSORY NOTE and SECURITY AGREEMENT (the “Note”)

$1,047,528.00	12/30/2025
Total Amount of Scheduled Note Payments	Date

Resource Group US LLC

(individually and collectively “MAKER/DEBTOR”)

For value received, the undersigned (hereinafter referred to as “Maker/Debtor”), jointly and severally if more than one, irrevocably and unconditionally promises to pay to the order of Commercial Credit Group Inc., and/or any of its affiliates, including but not limited to Commercial Funding Inc (individually and collectively; hereinafter referred to “Holder/Secured Party”) at 525 N Tryon Street, Suite 1000, Charlotte, NC, 28202 or such other place as the Holder/Secured Party hereof may from time to time appoint, the sum of One Million Forty- Seven Thousand Five Hundred Twenty-Eight And 00/100 ($1,047,528.00) in consecutive monthly installments as follows:

1	Installment(s) each in the amount of	$195,000.00 Followed By
48	Installment(s) each in the amount of	$17,761.00

1. The first Installment shall be due on 12/30/2025. The second Installment shall be due on 1/30/2026 and each of the remaining consecutive monthly Installments shall be due on the same date of each month thereafter until the indebtedness under this Note is paid in full. The Total Amount of Scheduled Note Payments includes pre-computed interest (at the “non default interest rate”). Maker/Debtor on demand shall pay a late charge of 5% of any installment that has not been fully paid prior to the seventh day after its due date (“Late Charge”) and, upon Maker/Debtor’s default or after maturity, whether by acceleration or otherwise, to the extent permitted by applicable law, interest on the entire unpaid principal balance at the maximum lawful rate permitted by law not to exceed eighteen percent (18.0%) per annum (the “Default Rate”) until this Note is paid in full, plus all collection and other charges, and if placed in the hands of an attorney, reasonable attorneys’ fees, costs and expenses. Maker/Debtor agrees that the Default Rate shall apply after judgment in the event that all or part of the Obligations are reduced to judgment. Unless prohibited by applicable law, during any period of time when Maker/Debtor is in default under the terms of this Note, Maker/Debtor shall pay interest on the unpaid principal amount outstanding from time to time at the maximum lawful daily rate, not to exceed the Default Rate, in place of the non-default interest rate payable hereunder, until the default is cured. In no event shall any late charge or the Default Rate charged hereunder exceed any maximum permitted by law. Interest shall be computed on the basis of a 360 day year and for the actual number of days elapsed, unless such calculation would cause the effective interest rate to exceed the maximum rate allowed by applicable law, in which case such calculation shall be computed on the basis of a 365 day year.

2. If any payment is not made when due, or if there is a default by Maker/Debtor under any present or future agreement with Holder/Secured Party or with any other entity controlled by Commercial Credit, Inc. or a default of any guarantor of Maker/Debtor’s obligations under this Note or any agreement with any other entity controlled by Commercial Credit, Inc., all remaining payments shall, at the option of the Holder/Secured Party, without notice, become immediately due and payable, and the unpaid balance shall bear interest at the Default Rate until paid in full. All installments and other sums received by Holder/Secured Party shall be applied first to interest, late charges, costs, fees and expenses, and then to principal hereunder.

Note.B.CCG.0922F

COPYRIGHT 2022 COMMERCIAL CREDIT GROUP INC.	Original	Page | 1

3. Maker/Debtor, any endorsers and any other persons obligated hereon each: (a) agree that the Holder/Secured Party may, without limit, grant to any one or more of them extensions of the time for payment of this Note and/or the maturity of any payment or payments, in whole or in part; (b) waive presentation for payment, demand for payment, notice of non-payment or dishonor, protest and notice of protest, notice of default and/or dishonor, and notice of the intent to accelerate and/or acceleration of the indebtedness evidenced hereby; (c) waive the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note; (d) agree that the failure or delay to perfect or continue the perfection of any security interest in any property or collateral which secures the obligations of the Maker/Debtor or any endorser or other person obligated hereon, or to protect the property or collateral covered by such security interest, if any, shall not release or discharge them or any of them; (e) agree this Note is made and shall be construed under the laws of the State of North Carolina; (f) agree all exemptions and homestead laws and all rights thereunder are hereby waived to the extent permitted by law; (g) agree that all amounts due hereunder are absolutely due and owing and are not subject to any claim, counterclaim, or set off of any kind, and hereby waive any claim(s) whatsoever each may have against Holder/Secured Party, whether known or unknown, as of the date of this Note; (h) agree that Holder/Secured Party may, without notice, extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgence, add or release any party primarily or secondarily liable hereon and/or release or change any collateral securing this Note without affecting or diminishing Holder/Secured Party’s right of recourse against Maker/Debtor, all endorsers, guarantors and other parties liable on this Note, which rights are hereby expressly reserved. Holder/Secured Party may settle with, grant forbearance to, or release any Maker/Debtor, endorser, guarantors or other parties liable on this Note without notice, and any such settlement, forbearance, or release shall not operate to release any other person or party liable hereunder; and (i) agree that Maker/Debtor’s obligations hereunder shall be secured by any security agreement, mortgage, deed of trust or pledge executed by Maker/Debtor in favor of Holder/Secured Party, whether now existing or hereafter executed. Maker/Debtor acknowledges and agrees that this Note, any amendment or modification hereof, and any separate security agreement, mortgage, deed of trust, pledge or documents related thereto, may be executed by either or both Maker/Debtor or Holder/Secured Party by photocopy, facsimile, “PDF”, “electronic signature”, or any other valid manner in addition to “ink” execution (such alternative manner of evidencing execution, execution by “Electronic Signature”). Maker/Debtor acknowledges and agrees that any such document (including this Note) executed by Electronic Signature shall constitute a binding and effective execution of such document, and each and any such document shall constitute an original document for purposes of establishing the provisions thereof, shall be legally admissible as evidence in any proceeding relating thereto and shall be binding and enforceable against Maker/Debtor in any court or forum as if it contained an ink signature. Further, Maker/Debtor acknowledges and agrees that any such document, whether executed by Electronic Signature or in ink, may thereafter be stored electronically. In the event of any such electronic storage, Maker/Debtor acknowledges and agrees that a certified copy of such electronically-stored document, as well as any paper copy thereof resulting from an electronic-to-paper conversion, shall constitute a business record admissible in evidence in any proceeding relating thereto. Maker/Debtor shall not contest, nor raise as a defense to enforcement, that any such document has been executed by Electronic Signature or takes the form of such a certified copy, or a paper copy, of an electronically-stored original thereof.

4. In the event that any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect. No failure by Holder/Secured Party to exercise, and no delay in exercising any right or power hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder/Secured Party of any right or power hereunder preclude any other or further exercise thereof, or the exercise of any other right or power. No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Holder/Secured Party, and then only to the extent specifically set forth therein.

5. As used in this Note, the term “Holder/Secured Party” includes any future Holder/Secured Party of this Note. Holder/Secured Party and its assignees may assign this Note, in whole or in part, without notice to Maker/Debtor, and upon such assignment Maker/Debtor agrees not to assert against any assignee hereof any defense, set-off, recoupment, claim, counterclaim or cross-claim which Maker/Debtor may have against Holder/Secured Party, whether arising hereunder or otherwise. All of the rights, remedies, options, privileges and elections given to the original Holder/Secured Party hereunder shall inure to the benefit of any assignee or Holder/Secured Party of this Note, and their respective successors and assigns, and all the terms conditions, promises, covenants, provisions and warranties of this Note shall inure to the benefit of, and shall bind the representatives, successors and assigns of the respective parties.

6. Maker/Debtor may, subject to the terms and conditions contained herein, prepay this Note in full or in part at any time, provided Maker/Debtor shall: (i) give five days prior written notice to Holder/Secured Party specifying the principal amount and date of any proposed voluntary prepayment and the indebtedness being voluntarily prepaid; (ii) pay the amount specified in such voluntary prepayment notice, in good funds, on the date specified in such notice; (iii) simultaneously pay, in good funds, all principal, interest, late charges, and other charges accrued and/or due to Holder/Secured Party through the date of any such voluntary prepayment; and (iv) simultaneously pay a prepayment premium equal to the sum of .00167 of the principal amount then being voluntarily prepaid multiplied by the number of whole or partial calendar months between the date of the voluntary prepayment and the scheduled final maturity date of the indebtedness being prepaid but not more than the maximum amount permitted by law. The principal amount of any voluntary partial prepayment shall be applied in any manner acceptable to the Holder/Secured Party in the Holder/Secured Party’s sole discretion including to the scheduled installments of the indebtedness then being prepaid in the reverse order of their respective maturities, so that the amount and due date of only the latest maturing installment(s) shall be affected thereby.

Note.B.CCG.0922F

COPYRIGHT 2022 COMMERCIAL CREDIT GROUP INC.	Original	Page | 2

7. The proceeds from the loan evidenced by this Note are to be used for business purposes only, and no part thereof is to be used for primarily consumer, personal, family or household purposes. If more than one party signs this Note as Maker/Debtor, the obligations of each of them shall be joint and several. Notwithstanding anything to the contrary in this Note or any related writing, all agreements between Maker/Debtor and Holder/Secured Party, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event, whether by reason of demand for payment or acceleration of maturity or otherwise, shall the interest contracted for, charged or received by Holder/Secured Party exceed the maximum amount permitted under applicable law. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise been earned on the date of such acceleration, and Holder/Secured Party does not intend to charge or collect any unearned interest in the event of acceleration. If, from any circumstance whatsoever, interest would otherwise be payable to Holder/Secured Party in excess of the maximum lawful amount, the interest payable to Holder/Secured Party shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Holder/Secured Party shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal, to the extent permitted by applicable law, to other obligations of the Maker/Debtor owing to Holder/Secured Party, as Holder/Secured Party may determine, and thereafter any such excess shall be refunded to Maker/Debtor. All interest paid or agreed to be paid to Holder/Secured Party shall, to the extent permitted by applicable law, be amortized, prorated, and allocated throughout the full period until payment in full of the principal (including the period of any extension or renewal hereof) so that the interest here on for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Maker/Debtor and Holder/Secured Party.

8. Maker/Debtor hereby irrevocably authorizes Holder/Secured Party to disclose to third-parties financial information relating to Maker/Debtor which Holder/Secured Party has obtained or will hereafter obtain including but not limited to payment histories, balances and due dates. Maker/Debtor hereby irrevocably authorizes all third parties, including without limitation vendors, manufacturers, federal and state agencies, and motor vehicle authorities, to release all information relating to Maker/Debtor requested by Holder/Secured Party to Holder/Secured Party, including without limitation global positioning data and other information regarding location(s) of Collateral and all information within the scope of 18 U.S.C. § 2721(a)(1) and (2) and similar applicable law.

9. Disbursement of Loan Proceeds. The undersigned unconditionally and irrevocably authorizes and requests that Holder/Secured Party disburse the proceeds due Maker/Debtor from this Note as follows:

$995.00	To:	Commercial Credit Group as a fully earned non-refundable documentation fee 525 N. Tryon Street Charlotte, NC 28202
$860,000.00	To:	Powerscreen of Florida, Inc. 5125 Frontage Road N Lakeland, FL 33810

Payment as outlined above will in all respects be the equivalent of payment made directly to Maker/Debtor and represents the entire amount due Maker/Debtor. Holder/Secured Party shall not be obligated to see to the application thereof by the recipient. Maker/Debtor hereby warrants and represents that all proceeds disbursed pursuant to this Note are being used for commercial business purposes only and not for any personal, family or household use.

10. To secure the prompt payment, performance and fulfillment of any and all Obligations (as hereinafter defined) of Maker/Debtor to Holder/Secured Party, Maker/Debtor hereby assigns, transfers, conveys, pledges, mortgages and grants to Holder/Secured Party a security interest and lien in each and every one of the goods, chattels and property described in the herein Description of Property and any and all accounts, accounts receivable, chattel paper, contract rights, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, securities, deposit accounts, investment property and all other property of whatever nature and kind, wherever located, in which Maker/Debtor now or hereafter has any right or interest, and in any and all attachments, accessories, tooling, substitutions, replacements, replacement parts, additions, software and software upgrades and all cash and non-cash proceeds (including rental proceeds, insurance proceeds, accounts and chattel paper arising out of or related to the sale, use, rental or other disposition thereof) of and to all of the foregoing (collectively called “Collateral”). Maker/Debtor grants Holder/Secured Party a security interest in the Collateral to secure the Obligations.

11. The term “Obligations” as used herein shall mean and include: (a) any and all loans, advances, payments, extensions of credit, endorsements, benefits and financial accommodations, previously, now or hereafter made, granted or extended by Holder/Secured Party to or on account of Maker/Debtor or to any party on the debts of which Maker/Debtor is obligated or which Holder/Secured Party have or will become obligated to make, grant or extend to or for the account of Maker/Debtor or any party on the debts of which Maker/Debtor is obligated; and (b) any and all interest, commissions, rent, obligations, liabilities, indebtedness, charges, late charges, prepayment premium, reasonable attorneys fees and costs and expenses hereto and/or hereafter chargeable against Maker/Debtor by Holder/Secured Party or owing by Maker/Debtor to Holder/Secured Party, or upon which Maker/Debtor may be and/or has become liable as endorser or guarantor; and (c) all obligations and/or indebtedness of any and every kind of Maker/Debtor to Holder/Secured Party whether direct or indirect, whether contingent or absolute, whether matured or un-matured, and whether now or in the future arising, existing, incurred, contracted or owing to Holder/Secured Party or acquired by Holder/Secured Party by one or more assignments, transfers or otherwise, including but not limited to amounts due upon any notes or other obligations, given to or received by Holder/Secured Party directly from Maker/Debtor or by way of assignment from any one or more third parties and whether or not presently contemplated by the parties; and (d) any and all renewals, amendments, rewrites, increases, modifications or extensions of any of the foregoing.

Note.B.CCG.0922F

COPYRIGHT 2022 COMMERCIAL CREDIT GROUP INC.	Original	Page | 3

12. Debtor shall pay to Secured Party on demand, on any installment of the Obligations not fully paid prior to the seventh day (or such longer period as required by law) after its due date, a late charge of 5% of any such installment (“Late Charge”) and, after any default or maturity, whether by acceleration or otherwise, interest on the Obligations at the rate of eighteen percent per annum (the “Default Rate”) from the date of such default or maturity (whichever is earlier), until the Obligations are collected by the Secured Party in full, including without limitation after judgment, shall apply, and Debtor agrees that the Collateral shall secure all Late Charges and interest at the Default Rate. In addition, Debtor agrees to pay, on demand, all attorney fees, costs and expenses, collection costs and other charges incurred by Secured Party to enforce the payment and performance of Debtor’s Obligations (including reasonable cost of time for attorneys employed full-time by Secured Party), costs and expenses, collection costs and other charges incurred by Secured Party to enforce the payment and performance of Debtor’s Obligations.

Debtor shall pay to Secured Party an insufficient funds fees equaling $75 per occurrence, charged by Secured Party to enforce the payment and performance of the Obligations. Upon demand, Debtor agrees to deliver the Collateral to the place of Secured Party’s choosing within five (5) business days; failure to do so shall result in a charge of $100.00 per day thereafter per each piece of Collateral. Any interest rate, late charge, fee or other charge (“Charge”) provided for in any way hereunder or under any document, note or instrument given in connection with any of the Obligations shall not in any event or contingency exceed any maximum permitted by applicable law and any such Charge shall be deemed hereby amended to such maximum amount. Any sums collected with respect to any Charge in excess of any maximum shall be applied to reduce the sum owing under the Obligations and any excess refunded to Debtor.

13. Maker/Debtor further represents and warrants to Holder/Secured Party and agrees as follows: (a) Maker/Debtor is the lawful owner of the Collateral and has paid all applicable sale, use or other taxes due in connection with the sale, purchase, ownership, possession or use of the Collateral and shall indemnify Holder/Secured Party from and against any loss, cost or expense, including penalties, interest and other charges of any kind in connection with or arising from the sale, purchase, ownership, possession or use of the Collateral; (b) The Collateral is in the possession of Maker/Debtor at its principal place of business (which is Maker/Debtor’s address shown herein), unless a different location is specifically shown on Schedule A attached hereto, if any, for any one or more items; (c) The Collateral and every part thereof is and will continue to be free and clear of all liens, attachments, levies, claims, demands and encumbrances of every kind, nature and description (except any held by Holder/Secured Party); (d) Maker/Debtor will defend the Collateral against all claims and demands of all persons and will not permit any circumstances to exist under which the Holder/Secured Party may lose its lien or lien priority on the Collateral; (e) Maker/Debtor will not sell, assign, mortgage, lease, pledge or otherwise dispose of the Collateral without the prior written consent of the Holder/Secured Party, and in the event of a sale or disposition of any item(s) of the Collateral, Maker/Debtor shall hold all proceeds therefrom in trust, and immediately deliver same to Holder/Secured Party; (f) Maker/Debtor, at its own cost and expense, will maintain and keep the Collateral in good repair, will not waste, abuse or destroy the Collateral or any part thereof and will not be negligent in the care and use thereof; (g) Maker/Debtor will neither remove the Collateral from within the 48 contiguous States of the United States or its present locations without the prior written consent of the Holder/Secured Party nor change its present business locations without at least thirty days prior written notice to Holder/Secured Party; (h) At all times Maker/Debtor shall allow Holder/Secured Party or its representatives free access to and right of inspection of the Collateral, which shall remain personally and not become a part of any realty. Nothing shall prevent Holder/Secured Party from removing all or any part of the Collateral as Holder/Secured Party, in its sole discretion may determine, from any premises to which it may be attached and/or upon which it may be located. Maker/Debtor agrees to deliver to Holder/Secured Party all appropriate waivers which Holder/Secured Party may request in its absolute discretion, in a form satisfactory to Holder/Secured Party, of owners, landlords and mortgagees of any such premises on which the Collateral may be located from time to time; (i) Maker/Debtor shall ensure that (so far as may be necessary to protect the Collateral and the lien of this Note thereon) all of the terms and conditions of any leases covering the premises wherein the Collateral may be located are consistent with and will not result in a violation hereof, and Maker/Debtor shall comply with any orders, ordinances, laws or statutes of any city, state, or other entity having jurisdiction over the premises or the conduct of business thereon, and, where requested by Holder/Secured Party, will correct any defects or execute any written instruments and do any other acts necessary to more fully execute the purposes and provisions of this Note; (j) Maker/Debtor has the sole right and lawful authority to enter into this Note and, if Maker/Debtor is a corporation or limited liability company, the execution of this Note has been duly consented to and authorized by all of the stockholders or members of the Maker/Debtor and duly authorized by its Board of Directors or Managers as applicable. Maker/Debtor agrees to deliver to Holder/Secured Party evidence thereof satisfactory to Holder/Secured Party immediately upon request; (k) Each person signing this Note has full authority to sign for the Maker/Debtor; (l) Maker/Debtor will indemnify and save Holder/Secured Party harmless from all losses, costs, damages, liabilities or expenses, including without limitation reasonable attorneys’ fees, costs and expenses, that Holder/Secured Party may sustain or incur in connection with this Note or the Obligations, including without limitation any effort to obtain or enforce payment, performance or fulfillment of any of the Obligations or in the enforcement of, or foreclosure of Collateral under the terms of this Note or in the prosecution or defense of any action or proceeding whether against Maker/Debtor, any guarantor or party liable for performance of the Obligations, Holder/Secured Party, or any third party, including without limitation claimants of a lien or interest in and transferees of the Collateral or other collateral securing the Obligations and insurance companies, concerning any matter growing out of or connected with this Note and/or any of the Obligations and/or any of the Collateral. The aforementioned indemnity or any other indemnity obligation under this Note shall survive termination hereof; (m) At Holder/Secured Party’s request Maker/Debtor will furnish current financial statements satisfactory to Holder/Secured Party in form, preparation and content; (n) no Blocked Person has or shall acquire an ownership interest in or control of Maker/Debtor. “Blocked Person” means any person or entity that is now or at any time (i) on a list of Specially Designated Nationals issued by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury or any sectoral sanctions identification list, or (ii) whose property or interests in property are blocked by OFAC or who is subject to sanctions imposed by law, including any executive order of any branch or department of the United States government or (iii) otherwise designated by the United States or any regulator having jurisdiction or regulatory oversight over Holder, to be a person with whom Holder is not permitted to extend credit to or with regard to whom, a lending relationship may result in penalties against Holder or limitations on a holder’s ability to enforce a transaction.

Note.B.CCG.0922F

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14. To secure all the Obligations Maker/Debtor authorizes Holder/Secured Party to file one or more financing statements and/or a reproduction hereof as a financing statement, and any other lien-related forms or documents relating to the Collateral, from time to time as Holder/Secured Party deems in its sole discretion appropriate, in any jurisdiction (and, upon request, Maker/Debtor shall execute any financing statement or amendment thereto) and Maker/Debtor hereby irrevocably appoints Holder/Secured Party as the true and lawful Attorney-in-Fact of Maker/Debtor, coupled with an interest, with full power in Maker/Debtor’s name, place and stead to execute financing statements on Maker/Debtor’s behalf and to do any and all other acts on Maker/Debtor’s behalf necessary or helpful to perfect and continue perfection of Holder/Secured Party’s security interest in the Collateral pursuant to the Uniform Commercial Code or other applicable law including, but not limited to, completing, as needed, and correcting any errors and omissions concerning descriptions, serial numbers, vehicle identifications numbers, or other descriptive information relating to the Collateral on the attached Description of Property and/or on any documents related hereto. Maker/Debtor hereby consents to the use and installation on the Collateral (at Holder/Secured Party’s option and Debtor’s expense) of global positioning or similar hardware that monitors the location of the Collateral. Maker/Debtor may not remove or disable such hardware without the written consent of the Holder/Secured Party. If installed, Maker/Debtor shall be responsible for damage to or removal of such hardware without Holder/Secured Party’s prior written consent. All such hardware and information obtained therefrom shall be owned exclusively by the Holder/Secured Party, and may be disabled or removed from the Collateral by Holder/Secured Party without notice of any kind. The hardware and services it facilitates are for the sole use of the Holder/Secured Party and Maker/Debtor releases and holds Holder/Secured Party harmless from the use of any such hardware or the information obtained. Maker/Debtor hereby irrevocably authorizes all third parties which may have installed such location monitoring devices to disclose all data and information obtained therefrom to Holder/Secured Party. Maker/Debtor hereby releases and agrees to hold harmless such third parties for their disclosure of such data or information to Holder/Secured Party and agrees that such third parties are intended beneficiaries of this provision.

15. Maker/Debtor will insure the Collateral, at its sole cost and expenses, by maintaining an “all risks” insurance policy naming the Holder/Secured Party as additional insured and loss payee and the beneficiary of a lender’s loss payable endorsement, in an amount at least equal to the full replacement value of all Collateral identified in the Description of Property and also, where requested by Holder/Secured Party, against other hazards (including but not limited to comprehensive general liability insurance), with companies, in amounts of coverage and deductible provisions, and under policies acceptable to Holder/Secured Party. Each policy shall be delivered to Holder/Secured Party and shall expressly state that insurance as to Holder/Secured Party shall not be invalidated by any act, omission or neglect of Maker/Debtor and that the insurer shall give thirty (30) days written notice to Holder/Secured Party of any alteration, termination or cancellation of the policy. Holder/Secured Party shall have the right, but not the obligation, to provide insurance for its interest and charge Maker/Debtor Holder/Secured Party’s cost for such insurance, together with it or its designee’s customary charges or fees associated with its insurance. Maker/Debtor hereby irrevocably appoints Holder/Secured Party as Maker/Debtor’s Attorney-in-Fact, coupled with an interest, to make claim for, settle, resolve, receive payment of, and execute and endorse all documents, checks or drafts received in payment for any loss or damage under any of said insurance policies and to execute any documents or statements related thereto, including without limitation the power to subrogate Debtor’s interest in the Collateral to the insurer

16. If Maker/Debtor shall be in default in the full, prompt and faithful performance of any of the terms, conditions and provisions of this Note, Holder/Secured Party may, at its option, (but shall not be obligated to), without waiving its right to enforce this Note according to its terms, immediately or at any time thereafter, and without notice to or demand upon Maker/Debtor, perform or cause the performance of such terms, conditions or provisions, for the account and at the sole cost and expense of Maker/Debtor (including without limitation reasonable attorneys’ fees, costs and expenses), which shall be secured by the Collateral, added to the amount of the Obligations, without notice to Maker/Debtor, and shall be payable on demand with interest at the Default Rate.

17. Maker/Debtor shall be in default upon the occurrence of any of the following: (a) Maker/Debtor defaults in the prompt payment, performance or fulfillment of any of the Obligations occurs; (b) Maker/Debtor shall fail to punctually and faithfully fulfill, observe or perform any of the terms, conditions, provisions, representations and warranties contained in this Note, the Obligations, or in any present or future agreement or instrument made by Maker/Debtor and then held by Holder/Secured Party; (c) Maker/Debtor or any guarantor of any of the Obligations under this Note (“Guarantor”) dies or is materially disabled, ceases to do business, becomes insolvent, declares or is determined to be a Maker/Debtor under the bankruptcy code, or makes an assignment for the benefit of creditors; (d) any of the warranties, covenants or representations made to Holder/Secured Party by Maker/Debtor or any Guarantor to Holder/Secured Party be or become untrue or incorrect in any respect; (e) a change in the management, operations, ownership of stock or membership units or control of Maker/Debtor; (f) Holder/Secured Party at any time deems the security afforded by this Note unsafe, inadequate or at any risk or any of the Collateral in danger of misuse, concealment or misappropriation. (g) any attachment, levy or execution against Maker/Debtor or any Guarantor that is not released within 60 hours; (h) the affairs of Maker/Debtor or any Guarantor so evolve such that, in Holder/Secured Party’s sole discretion, Holder/Secured Party thereby becomes insecure as to the performance of this Note or any other agreement with Maker/Debtor; (i) Maker/Debtor shall incur, create, assume, cause or suffer to exist any mortgage, trust, lien, security interest, pledge, hypothecation, other encumbrance (other than Holder/Secured Party’s interest), or attachment or execution of any kind whatsoever upon, affecting or with respect to the Collateral or any of Holder/Secured Party’s interests under this Note or any of the Obligations; (j) Maker/Debtor shall sell, pledge, assign, rent, lease, lend, destroy or otherwise transfer or dispose of any Collateral; (k) failure of Maker/Debtor to obtain or maintain insurance on the Collateral satisfactory to Holder/Secured Party in its sole discretion; or (l) any of the Obligations, this Note, the security interest granted herein or any provision hereof for any reason attributable to Maker/Debtor, ceases to be in full force and effect or shall be declared to be null and void or the validity or enforceability thereof shall be contested by Maker/Debtor or Maker/Debtor shall deny that it has any further liability or obligation thereunder.

Note.B.CCG.0922F

COPYRIGHT 2022 COMMERCIAL CREDIT GROUP INC.	Original	Page | 5

18. Upon any default by Maker/Debtor, the rate of interest shall automatically increase to the Default Rate, and Maker/Debtor shall immediately deliver possession of the Collateral to Holder/Secured Party, and Holder/Secured Party, without demand or notice, may exercise any of the following remedies: (a) Accelerate the maturity of and declare the entire indebtedness under all or part of Obligations immediately due and payable; (b) Take possession of all or part the Collateral, at any time, wherever it may be, and to enter any premises, with or without process of law, and search for, take possession of, remove, or keep and store the Collateral on said premises until sold, without liability for trespass nor charge for storage; (c) Sell the Collateral or any part thereof and all of the Maker/Debtor’s equity of redemption therein at public or private sale, for cash or on credit, and on such terms as Holder/Secured Party may in its sole discretion elect, in such county and at such places as Holder/Secured Party may elect and without having the Collateral at the place of sale. In the event Holder/Secured Party sells all or part of the Collateral at public or private sale, then (i) Holder/Secured Party shall not be required to refurbish, repair or otherwise incur any expenses in preparing Collateral for sale but may sell its interest therein on an “AS-IS,” “WHERE-IS” basis; (ii) Holder/Secured Party may bid or become the purchaser at any such sale and Maker/Debtor waives any and all rights of redemption from any such sale; (iii) Any public sale will be deemed commercially reasonable if notice thereof shall be mailed to Maker/Debtor at least 10 days before such sale and advertised in at least one publication available in the area of the sale at least twice prior to the date of sale and if upon terms of 25% cash down with the balance payable in good funds within 24 hours or other more favorable terms in the discretion of Holder/Secured Party; (iv) The proceeds of any public or private sale shall first be applied to the costs and expenses of Holder/Secured Party including but not limited to recovering, transporting, storing, refurbishing, and/or selling the items sold, attorneys’ fees, court costs, bond and insurance premiums, advertising, postage and publishing costs, and sales commissions, and second to the payment, partly or entirely, of any of the Obligations as Holder/Secured Party may in its sole discretion elect, returning the excess, if any, to Maker/Debtor or such other party in interest as required by law; Maker/Debtor and Guarantors shall remain liable to Holder/Secured Party for any deficiency plus interest thereon as provided above; (v) Any private sale shall be deemed commercially reasonable if notice thereof shall be mailed to Maker/Debtor at least 10 days before the sale date stated therein at the address indicated above, and credit given for the full price provided, less attorneys’ fees costs and expenses. No action taken by Holder/Secured Party shall release Maker/Debtor from any of its Obligations to Holder/Secured Party. Maker/Debtor acknowledges and agrees that in any action or proceeding brought by Holder/Secured Party to obtain possession of any Collateral, Holder/Secured Party shall be entitled to issuance of a writ or order of possession (or similar legal process) without the necessity of posting a bond, security or other undertaking which is hereby waived by Maker/Debtor and if Maker/Debtor contests Holder/Secured Party’s right to possession of any Collateral in any action or proceeding, Maker/Debtor shall post a bond (issued by a national insurer authorized to issue such bonds in the jurisdiction of such action or proceeding) in an amount equal to twice the amount in controversy in such action or proceeding or twice the amount of Maker/Debtor’s unpaid Obligations to Holder/Secured Party, whichever is less. Holder/Secured Party may without prior notice to or demand upon Maker/Debtor and with or without the exercise of any of Holder/Secured Party’s other rights or remedies, apply toward the payment of Maker/Debtor’s Obligations (at any time owing to Holder/Secured Party) any checks, drafts, notes, balances, reserves, accounts and sums belonging to or owing to Maker/Debtor and coming into Holder/Secured Party’s possession and for such purpose may indorse Maker/Debtor’s name on any instrument or document payable to Maker/Debtor (whether for deposit, collection, discount or negotiation). Without notice to Maker/Debtor, Holder/Secured Party may apply such sums or change applications of sums previously paid and/or to be paid to Holder/Secured Party, to such Obligations as Holder/Secured Party in its sole discretion may choose. The exercise or partial exercise of any remedy shall not be construed as a waiver of any other remedy nor constitute an election of remedies.

19. Maker/Debtor, at Holder/Secured Party’s option, hereby irrevocably consents to the appointment of a receiver or keeper for the Collateral and/or all other property of Maker/Debtor, and of the rents, issued as proceeds thereof. Maker/Debtor expressly waives any right to notice or hearing in any action to recover possession of any or all of the Collateral. Any notices hereunder shall be in writing and effective when delivered in person to an officer of the party to whom addressed or mailed by certified mail to such party at its address specified herein or at such other address as may hereafter be specified by like notice by either party to the other. Reasonable notification hereunder shall be any notification given or sent at least five (5) days prior to the event for which such notification is sent. Maker/Debtor agrees that upon the request of Holder/Secured Party, after any default, to segregate and hold all or any part of the Collateral in a fiduciary capacity and to adequately maintain, service and insure said property and to protect same from use and/or abuse, all without charge to Holder/Secured Party, such fiduciary duty to terminate only upon the actual delivery of the Collateral to Holder/Secured Party. Maker/Debtor, recognizing that in the event of default no remedy at law would provide adequate relief to Holder/Secured Party, agrees that Holder/Secured Party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

Note.B.CCG.0922F

COPYRIGHT 2022 COMMERCIAL CREDIT GROUP INC.	Original	Page | 6

20. MAKER/DEBTOR AND HOLDER/SECURED PARTY HEREOF AGREE TO THE EXCLUSIVE VENUE AND JURISDICTION OF ANY STATE OR FEDERAL COURT PRESIDING IN MECKLENBURG COUNTY, NORTH CAROLINA FOR ALL ACTIONS, PROCEEDINGS, CLAIMS, COUNTERCLAIMS OR CROSSCLAIMS ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, OR IN ANY WAY RELATED TO THIS NOTE, WITH THE SOLE EXCEPTIONS THAT AN ACTION TO RECOVER POSSESSION OF ALL OR PART OF THE COLLATERAL OR ANY OTHER ASSETS OF THE MAKER/DEBTOR OR ANY GUARANTOR HOWEVER DENOMINATED, MAY, IN THE SOLE DISCRETION OF THE HOLDER/SECURED PARTY, BE BROUGHT IN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER THE COLLATERAL, AND/OR SUCH OTHER ASSETS, AND THAT JUDGMENTS MAY BE CONFESSED, ENTERED, OR ENFORCED IN ANY JURISDICTION WHERE THE MAKER/DEBTOR, OR ANY GUARANTOR, OR THE COLLATERAL AND/OR ANY OTHER ASSETS OF THE MAKER/DEBTOR, OR GUARANTOR MAY BE LOCATED. MAKER/DEBTOR AND HOLDER/SECURED PARTY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE HEREWITH. MAKER/DEBTOR AND HOLDER/SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT (EXCEPT WHERE UNENFORCEABLE BY STATUTE) TO A TRIAL BY JURY OF ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS AND SETOFF OR RECOUPMENT CLAIMS ARISING EITHER DIRECTLY OR INDIRECTLY BETWEEN OR AMONG THEM AND/OR INVOLVING ANY PERSON OR ENTITY CLAIMING ANY RIGHTS ACQUIRED BY, THROUGH OR UNDER ANY PARTY AND FURTHER WAIVE ANY AND ALL RIGHT TO CLAIM OR RECOVER ANY PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO ACTUAL DAMAGES. MAKER/DEBTOR IS REQUIRED TO GIVE SECURED PARTY WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION WITHIN SIX (6) MONTHS AFTER SUCH CLAIM OR CAUSE OF ACTION SHALL ACCRUE; FAILURE TO DO SO SHALL BAR DEBTOR’S CLAIM OR CAUSE OF ACTION. THE PARTIES AGREE THAT THE VALIDITY AND ENFORCEABILITY OF THIS NOTE AND EACH OF ITS TERMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

21. Holder/Secured Party may at any time, with or without exercising any of the rights or remedies aforesaid and without prior notice or demand to Maker/Debtor, appropriate and apply toward the payment of the Obligations any and all balances, sums, property, credits, deposits, accounts, reserves, collections, drafts, notes or checks coming into Holder/Secured Party’s possession and belonging or owing to Maker/Debtor, and for such purposes, endorse the name of Maker/Debtor on any such instrument made payable to Maker/Debtor for deposit, negotiation, discount or collection. Such applications may be made, or any monies paid to Holder/Secured Party may be applied, without notice to Maker/Debtor, partly or entirely to such of the Obligations as Holder/Secured Party in its sole discretion may elect. In its sole discretion Holder/Secured Party may apply and/or change applications of any sums paid and/or to be paid by or for Maker/Debtor, under any circumstances, to any obligations of Maker/Debtor to Holder/Secured Party, presently existing or otherwise. The interest rates which may be provided for in any instrument evidencing one or more Obligations shall in no event, circumstance or contingency exceed any maximum permitted by applicable law.

22. No failure to exercise, no delay in exercising, and no single or partial exercise on the part of Holder/Secured Party of any right, privilege, remedy, or power under the Note, shall operate as a waiver thereof or preclude Holder/Secured Party from exercising any other right, privilege, remedy or power under this Note whether or not Maker/Debtor is in default hereunder. No waiver of any provision of the Note shall be effective unless in writing, signed by a duly authorized officer of the party to be charged, and no amendment, supplement or other modification of the Note shall be effective unless in writing signed by each of the parties hereto. This instrument constitutes the entire agreement between the parties. This Note cannot be modified or terminated orally. Only a written instrument, signed by an officer of the Holder/Secured Party, shall be effective to modify or terminate any obligation of Maker/Debtor to Holder/Secured Party, this Note or any other agreement between the parties but only to the extent specifically set forth therein.

23. This Note may be assigned along with any and all Obligations, without notice to Maker/Debtor, and upon such assignment Maker/Debtor agrees not to assert against any assignee hereof any defense, set-off, recoupment, claim, counterclaim or cross-claim which Maker/Debtor may have against Holder/Secured Party, whether arising hereunder or otherwise, and such assignee shall be entitled to at least the same rights as Holder/Secured Party. All of the rights, remedies, options, privileges and elections given to the original Holder/Secured Party hereunder shall inure to the benefit of any assignee, transferee or Holder/Secured Party of this Note, and their respective successors and assigns, and all the terms conditions, promises, covenants, provisions and warranties of this Note shall inure to the benefit of and shall bind the representatives, successors and assigns of the respective parties.

24. Some of the Collateral may be in the hands of Maker/Debtor under one or more security agreements, installment sale contracts, lease agreements, notes or other instruments which are or may be held by Holder/Secured Party and with respect to such Collateral. Holder/Secured Party by accepting this Note shall not in any manner be considered as having waived any security interest arising independently of this Note nor shall this Note be construed as adversely affecting any rights of Holder/Secured Party under any other agreement or as a waiver of any of the terms and provisions of any other agreement, guaranty, instrument, document, promise, pledge, or endorsement in favor of Holder/Secured Party, all of which shall remain and continue in full force and effect and shall be cumulative.

Note.B.CCG.0922F

COPYRIGHT 2022 COMMERCIAL CREDIT GROUP INC.	Original	Page | 7

25. Intending that each and every provision of this Note be fully effective and enforceable according to its terms, the parties agree that the validity, enforceability and effectiveness of each provision hereof and the obligations, rights and remedies of the Maker/Debtor and Holder/Secured Party in any way related to or arising under this Note or under one or more Obligation shall be governed by and construed in accordance with the laws of the State of North Carolina (excluding its choice of law rules). If any one or more provisions hereof are in conflict with any statute or law and thus not valid or enforceable, then each such provision shall be deemed null and void but only to the extent of such conflict and without invalidating or affecting the remaining provisions hereof. This contract shall be binding upon the heirs, administrators, legal representatives and successors of the Maker/Debtor.

26. DESCRIPTION OF PROPERTY

Quantity	Year	Manufacturer	Model	Specifications	Serial Number
1	2025	Komptech	Crambo 6000	Shredder	469191

Each including all attachments, accessories, tooling, substitutions, replacements, replacement parts, additions, software and software upgrades and all cash and non-cash proceeds (including any rental proceeds, insurance proceeds, accounts and chattel paper arising out of or related to the sale, use, rental or other disposition thereof) of and to all of the foregoing.

27. This Agreement and all Obligations secured hereby shall be valid only upon approval and acceptance hereof by Holder/Secured Party in the State of North Carolina, which acceptance shall be evidenced by the funding of all or part of the loan proceeds evidenced hereby. Maker/Debtor acknowledges and understands that Holder/Secured Party’s principal place of business is in the State of North Carolina. As used herein, “applicable law” refers to the applicable laws of the State of North Carolina and the United States.

28. THIS WRITTEN AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. THIS NOTE MAY NOT BE CHANGED OR TERMINATED ORALLY.

The undersigned, if more than one, shall be jointly and severally liable hereunder and all provisions hereof shall apply to each of them.

IN WITNESS WHEREOF, Maker/Debtor has caused these presents to be duly executed, the day and year first above written.

MAKER/DEBTOR:

Resource Group US LLC

(Debtor)                 (Seal)

By:	/s/ James David Burnham
James David Burnham, Member/Manager

Address: 1510 Logue Rd, Myakka, FL 34251

Florida documentary stamp tax required by law in the amount of $2,450.00, based on the principal amount advanced, as shown in Disbursement of Loan Proceeds above, has been paid or will be paid directly to the Department of Revenue. Certificate of Registration # 78- 8013229110-8.

Note.B.CCG.0922F

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